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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                     FORM 8-K/A

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                                   APRIL 30, 1999
                                  (Date of report)


                            WEST SUBURBAN BANCORP, INC.
               (Exact name of registrant as specified in its charter)



                                      ILLINOIS
                            (State or other jurisdiction
                                 of incorporation)

       0-17609                                         36-3452469
     (Commission                                     (IRS Employer
     File Number)                                 Identification No.)

                               711 SOUTH MEYERS ROAD
                              LOMBARD, ILLINOIS 60148
                 (Address of principal executive offices)(Zip Code)

                                   (630) 629-4200
                (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
-------------------------------------------------------

On Monday, April 5, 1999, West Suburban Bancorp, Inc., an Illinois corporation (the "Company"), engaged Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent auditors for the fiscal year ending December 31, 1999. The Company dismissed Deloitte & Touche LLP ("Deloitte & Touche").
The decision to dismiss Deloitte & Touche and engage new auditors was recommended by West Suburban Bank's Audit Committee and was approved by the Company's Board of Directors based on a periodic review by the Company of its accounting and tax service providers.

The reports of Deloitte & Touche on the Company's consolidated financial statements for the years ended December 31, 1998 and December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 1998 and December 31, 1997 and the interim period from January 1, 1999 through April 5, 1999 (the date of dismissal of Deloitte & Touche), there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report.

In connection with the audits of the Company's consolidated financial statements for each of the two years ended December 31, 1998 and December 31, 1997:

     (a) Deloitte & Touche did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

     (b) Deloitte & Touche did not advise the Company that information had come to the attention of Deloitte & Touche that had led it to no longer be able to rely on the Company's management representations, or that had made Deloitte & Touche unwilling to be associated with the financial statements prepared by the Company's management;

     (c) Deloitte & Touche did not advise the Company that Deloitte & Touche would need to expand significantly the scope of its audit, or that information had come to the attention of Deloitte & Touche during such time period that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) cause Deloitte & Touche to be unwilling to rely on the Company's management representations or be associated with the Company's consolidated financial statements; and

     (d) Deloitte & Touche did not advise the Company that information had come to the attention of Deloitte & Touche of the type described in Subparagraph (c) above, the issue not being resolved to the satisfaction of Deloitte & Touche prior to its dismissal.


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The Company has provided Deloitte & Touche with a copy of this amended report and has requested Deloitte & Touche to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. Attached as Exhibit 16 to this Form 8-K/A is a copy of Deloitte & Touche's letter.

Upon completion of certain routine procedures by Crowe Chizek, the Company will enter into an agreement with Crowe Chizek that will provide for, among other things, the engagement of Crowe Chizek as the independent accounting firm that will audit the financial statements of the Company for the fiscal year ending December 31, 1999.

During the Company's fiscal years ended December 31, 1997 and December 31, 1998 and the subsequent period prior to engaging Crowe Chizek, the Company (or anyone on the Company's behalf) did not consult Crowe Chizek regarding:

     (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; and as such no written report was provided to the Company and no oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or;

     (ii) any matter that was either the subject of disagreement or a reportable event.

The continued engagement of Crowe Chizek is subject to ratification by the shareholders at the Company's 1999 Annual Meeting.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

     (c)    EXHIBITS.

            (16) Letter of Deloitte & Touche regarding change in certifying accountant.


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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WEST SUBURBAN BANCORP, INC., an Illinois corporation


                              By:  /s/ Duane G. Debs
                                   ____________________
Date:  April 30, 1999               Duane G. Debs
                                   President and Chief Financial Officer